EXHIBIT 99.1

Quanex Building Products Announces Second Quarter 2018 Results and Reaffirms Full Year 2018 Guidance

Strong Underlying Growth in NA and EU Engineered Components Segments
Price Increases Taking Hold in Response to Inflationary Pressures
Solid Free Cash Flow Generation Further Improves Leverage Ratio

HOUSTON, June 04, 2018 (GLOBE NEWSWIRE) -- Quanex Building Products Corporation (NYSE:NX) (“Quanex” or the “Company”) today announced its results for the three months ended April 30, 2018.

Bill Griffiths, Chairman, President and Chief Executive Officer, commented, “Similar to the first quarter, we continued to see strong underlying growth in both our North American and European Engineered Components segments.  We also generated solid free cash flow during the second quarter, which enabled us to further strengthen our balance sheet by paying down bank debt and improving our leverage ratio.”

Mr. Griffiths continued, “While margins continued to be impacted by inflationary pressures, the margin contraction narrowed compared to the first quarter of 2018 as a result of the implementation of a series of price increases towards the end of the second quarter.  These increases should offset inflationary costs in the second half and together with continued improvements in operating efficiencies we should see margin expansion in the fourth quarter.  This, and the expected positive impact from seasonality, gives us confidence in reaffirming our full year guidance of $890 million to $900 million in revenues and adjusted EBITDA of $103 million to $108 million.”

Second Quarter 2018 Results Summary

The Company reported the following selected financial results:

	Three Months Ended April 30,		Six Months Ended April 30,
	2018	2017	2018	2017
Net Sales	$214.2	$209.1	$405.9	$404.2
Net Income (Loss)	$4.1	$1.5	$9.1	($2.3)
Diluted EPS	$0.12	$0.04	$0.26	($0.07)

Adjusted Net Income	$4.8	$3.8	$3.5	$2.4
Adjusted Diluted EPS	$0.14	$0.11	$0.10	$0.07
Adjusted EBITDA	$21.7	$20.5	$34.9	$33.6

(See Non-GAAP Terminology Definitions and Disclaimers section, Non-GAAP Financial Measure Disclosure table and Selected Segment Data table for additional information)

The increase in net sales during the second quarter of 2018 was mainly driven by market and new products growth in addition to price increases largely related to raw material inflation recovery and a favorable foreign exchange impact.  (See Sales Analysis table for additional information)

The increase in earnings was largely due to lower stock-based compensation expense and a lower effective tax rate as a result of the enactment of the Tax Cuts and Jobs Act.

As of April 30, 2018, the Company’s leverage ratio of Net Debt to LTM Adjusted EBITDA improved to 2.2x and Quanex expects to end fiscal 2018 with this leverage ratio below 2.0x.  (See Non-GAAP Terminology Definitions and Disclaimers section for additional information)

Recent Events

The Company’s Board of Directors declared a quarterly cash dividend of $0.04 per share on Quanex’s common stock, payable June 30, 2018, to shareholders of record on June 15, 2018.

Conference Call and Webcast Information

The Company has scheduled a conference call for Tuesday, June 5, 2018, at 11:00 a.m. ET (10:00 a.m. CT).  To participate in the conference call dial (877) 388-2139 for domestic callers and (541) 797-2983 for international callers, in both cases using the conference passcode 6446248, and ask for the Quanex call a few minutes prior to the start time.  A link to the live audio webcast will also be available on the Company’s website at http://www.quanex.com in the Investors section under Presentations & Events.  A telephonic replay of the call will be available approximately two hours after the live broadcast ends and will be accessible through June 12, 2018.  To access the replay dial (855) 859-2056 for domestic callers and (404) 537-3406 for international callers, in both cases referencing conference passcode 6446248.

About Quanex

Quanex Building Products Corporation is an industry-leading manufacturer of components sold to Original Equipment Manufacturers (OEMs) in the building products industry.  Quanex designs and produces energy-efficient fenestration products in addition to kitchen and bath cabinet components.

For more information contact Scott Zuehlke, Vice President, Investor Relations & Treasurer, at 713-877-5327 or scott.zuehlke@quanex.com.

Non-GAAP Terminology Definitions and Disclaimers

Adjusted Net Income (Loss) (defined as net income further adjusted to exclude purchase price accounting inventory step-ups, transaction costs, gain/loss on the sale of fixed assets, restructuring charges, other net adjustments related to foreign currency transaction gain/loss and effective tax rates reflecting impacts of adjustments on a with and without basis) and Adjusted EPS are non-GAAP financial measures that Quanex believes provide a consistent basis for comparison between periods and more accurately reflects operational performance, as they are not influenced by certain income or expense items not affecting ongoing operations. EBITDA (defined as net income or loss before interest, taxes, depreciation and amortization and other, net) and Adjusted EBITDA (defined as EBITDA further adjusted to exclude purchase price accounting inventory step-ups, transaction costs, gain/loss on the sale of fixed assets, and restructuring charges) are non-GAAP financial measures that the Company uses to measure operational performance and assist with financial decision-making.  When Quanex provides expectations for Adjusted EBITDA on a forward-looking basis, a reconciliation of the differences between the non-GAAP expectations and corresponding GAAP measures is generally not available without unreasonable effort.  Net Debt is calculated using the sum of current maturities of long-term debt and long-term debt, minus cash and cash equivalents.  The leverage ratio of Net Debt to LTM Adjusted EBITDA is a financial measure that the Company believes is useful to investors and financial analysts in evaluating Quanex’s leverage.  In addition, with certain limited adjustments, this leverage ratio is the basis for a key covenant in the Company’s credit agreement.  Free Cash Flow is a non-GAAP measure calculated using cash provided by operating activities less capital expenditures.   Quanex believes that the presented non-GAAP measures provide a consistent basis for comparison between periods, and will assist investors in understanding the Company’s financial performance when comparing results to other investment opportunities.  The presented non-GAAP measures may not be the same as those used by other companies.  Quanex does not intend for this information to be considered in isolation or as a substitute for other measures prepared in accordance with U.S. GAAP.

Forward Looking Statements

Statements that use the words “estimated,” “expect,” “could,” “should,” “believe,” “will,” “might,” or similar words reflecting future expectations or beliefs are forward-looking statements. The forward-looking statements include, but are not limited to, the Company’s future operating results, future financial condition, future uses of cash and other expenditures, expenses and tax rates, expectations relating to Quanex’s industry, and the Company’s future growth, including any guidance discussed in this press release.  The statements and guidance set forth in this release are based on current expectations.  Actual results or events may differ materially from this release.  For a complete discussion of factors that may affect Quanex’s future performance, please refer to the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2017, under the sections entitled “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors”.  Any forward-looking statements in this press release are made as of the date hereof, and Quanex undertakes no obligation to update or revise any forward-looking statements to reflect new information or events.

QUANEX BUILDING PRODUCTS CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF NET INCOME (LOSS)
(In thousands, except per share data)
(Unaudited)

	Three Months Ended April 30,		Six Months Ended April 30,
	2018	2017	2018	2017

Net sales	$214,212	$209,133	$405,878	$404,229
Cost of sales	168,741	162,132	323,181	317,079
Selling, general and administrative	23,783	26,916	47,859	54,361
Restructuring charges	242	1,080	608	2,219
Depreciation and amortization	13,310	14,380	26,583	29,786
Operating income	8,136	4,625	7,647	784
Interest expense	(2,502)	(2,391)	(4,943)	(4,551)
Other, net	(105)	(135)	212	526
Income (loss) before income taxes	5,529	2,099	2,916	(3,241)
Income tax (expense) benefit	(1,393)	(637)	6,167	977
Net income (loss)	$4,136	$1,462	$9,083	$(2,264)

Income (loss) per common share, basic	$0.12	$0.04	$0.26	$(0.07)
Income (loss) per common share, diluted	$0.12	$0.04	$0.26	$(0.07)

Weighted average common shares outstanding:
Basic	34,796	34,146	34,731	34,099
Diluted	35,115	34,769	35,166	34,099

Cash dividends per share	$0.04	$0.04	$0.08	$0.08

QUANEX BUILDING PRODUCTS CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	April 30, 2018	October 31, 2017
ASSETS
Current assets:
Cash and cash equivalents	$10,098	$17,455
Accounts receivable, net	76,594	79,411
Inventories, net	92,928	87,529
Prepaid and other current assets	8,527	7,406
Total current assets	188,147	191,801
Property, plant and equipment, net	209,459	211,131
Goodwill	224,728	222,194
Intangible assets, net	133,193	139,778
Other assets	9,244	8,975
Total assets	$764,771	$773,879

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$44,492	$44,150
Accrued liabilities	34,576	38,871
Income taxes payable	2,284	2,192
Current maturities of long-term debt	16,167	21,242
Total current liabilities	97,519	106,455
Long-term debt	210,857	218,184
Deferred pension and postretirement benefits	5,890	4,433
Deferred income taxes	14,889	21,960
Other liabilities	15,290	16,000
Total liabilities	344,445	367,032
Stockholders’ equity:
Common stock	375	375
Additional paid-in-capital	253,269	255,719
Retained earnings	230,945	225,704
Accumulated other comprehensive loss	(19,951)	(25,076)
Treasury stock at cost	(44,312)	(49,875)
Total stockholders’ equity	420,326	406,847
Total liabilities and stockholders' equity	$764,771	$773,879

QUANEX BUILDING PRODUCTS CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW
(In thousands)
(Unaudited)

	Six Months Ended April 30,
	2018	2017 (1)
Operating activities:
Net income (loss)	$9,083	$(2,264)
Adjustments to reconcile net income (loss) to cash provided by operating activities:
Depreciation and amortization	26,583	29,786
Stock-based compensation	211	3,222
Deferred income tax	(8,087)	(4,233)
Other, net	(321)	1,355
Changes in assets and liabilities:
Decrease in accounts receivable	3,357	4,564
Increase in inventory	(4,623)	(6,593)
Increase in other current assets	(1,047)	(506)
Increase (decrease) in accounts payable	378	(7,170)
Decrease in accrued liabilities	(5,220)	(7,469)
Increase in income taxes payable	25	3,215
Increase in deferred pension and postretirement benefits	1,457	1,682
(Decrease) increase in other long-term liabilities	(38)	945
Other, net	(143)	195
Cash provided by operating activities	21,615	16,729
Investing activities:
Acquisitions, net of cash acquired	-	(8,497)
Capital expenditures	(15,213)	(17,550)
Proceeds from disposition of capital assets	180	593
Cash used for investing activities	(15,033)	(25,454)
Financing activities:
Borrowings under credit facilities	21,500	53,500
Repayments of credit facility borrowings	(34,000)	(52,250)
Repayments of other long-term debt	(442)	(1,363)
Common stock dividends paid	(2,800)	(2,749)
Issuance of common stock	2,564	1,726
Payroll tax paid to settle shares forfeited upon vesting of stock	(706)	(957)
Cash used for financing activities	(13,884)	(2,093)
Effect of exchange rate changes on cash and cash equivalents	(55)	(195)
Decrease in cash and cash equivalents	(7,357)	(11,013)
Cash and cash equivalents at beginning of period	17,455	25,526
Cash and cash equivalents at end of period	$10,098	$14,513

(1) Updated to reflect adoption of ASU 2016-09.

QUANEX BUILDING PRODUCTS CORPORATION
NON-GAAP FINANCIAL MEASURE DISCLOSURE
(In thousands, except per share data)
(Unaudited)

	Three Months Ended			Three Months Ended			Six Months Ended			Six Months Ended
Reconciliation of Adjusted Net Income (Loss) and Adjusted EPS	April 30, 2018			April 30, 2017			April 30, 2018			April 30, 2017
	Net Income	Diluted EPS		Net Income	Diluted EPS		Net Income	Diluted EPS		Net Income	Diluted EPS
Net income (loss) as reported	$4,136	$0.12		$1,462	$0.04		$9,083	$0.26		$(2,264)	$(0.07)
Reconciling items from below	665	0.02		2,330	0.07		(5,555)	(0.16)		4,688	0.14
Adjusted net income (loss) and adjusted EPS	$4,801	$0.14		$3,792	$0.11		$3,528	$0.10		$2,424	$0.07

Reconciliation of Adjusted EBITDA	Three Months Ended April 30, 2018			Three Months Ended April 30, 2017			Six Months Ended April 30, 2018			Six Months Ended April 30, 2017
	Reconciliation			Reconciliation			Reconciliation			Reconciliation
Net income (loss) as reported	$4,136			$1,462			$9,083			$(2,264)
Income tax benefit	1,393			637			(6,167)			(977)
Other, net	105			135			(212)			(526)
Interest expense	2,502			2,391			4,943			4,551
Depreciation and amortization	13,310			14,380			26,583			29,786
EBITDA	21,446			19,005			34,230			30,570
Reconciling items from below	244			1,523			622			2,993
Adjusted EBITDA	$21,690			$20,528			$34,852			$33,563

Reconciling Items	Three Months Ended April 30, 2018			Three Months Ended April 30, 2017			Six Months Ended April 30, 2018			Six Months Ended April 30, 2017
	Income Statement	Reconciling Items		Income Statement	Reconciling Items		Income Statement	Reconciling Items		Income Statement	Reconciling Items
Net sales	$214,212	$-		$209,133	$-		$405,878	$-		$404,229	$-
Cost of sales	168,741	-		162,132	(90)	(1)	323,181	-		317,079	(104)	(1)
Selling, general and administrative	23,783	(2)	(2)	26,916	(353)	(2)	47,859	(14)	(2)	54,361	(670)	(2)
Restructuring charges	242	(242)	(3)	1,080	(1,080)	(3)	608	(608)	(3)	2,219	(2,219)	(3)
EBITDA	21,446	244		19,005	1,523		34,230	622		30,570	2,993
Depreciation and amortization	13,310	(504)	(4)	14,380	(1,692)	(5)	26,583	(852)	(4)	29,786	(4,225)	(5)
Operating income	8,136	748		4,625	3,215		7,647	1,474		784	7,218
Interest expense	(2,502)	-		(2,391)	-		(4,943)	-		(4,551)	-
Other, net	(105)	132	(6)	(135)	155	(6)	212	(167)	(6)	526	(475)	(6)
Income (loss) before income taxes	5,529	880		2,099	3,370		2,916	1,307		(3,241)	6,743
Income tax (expense) benefit	(1,393)	(215)	(7)	(637)	(1,040)	(7)	6,167	(6,862)	(7)	977	(2,055)	(7)
Net income (loss)	$4,136	$665		$1,462	$2,330		$9,083	$(5,555)		$(2,264)	$4,688

Diluted earnings (loss) per share	$0.12			$0.04			$0.26			$(0.07)

(1) Relates solely to purchase price accounting inventory step-up impact from HL Plastics acquisition.
(2) Acquisition related transaction costs and in 2017, loss on sale of fixed assets related to the closure of a plant and a one-time employee benefit adjustment.
(3) Restructuring charges relate to the closure of several manufacturing plant facilities.
(4) Accelerated depreciation for plant re-layout in the North American Cabinet Components segment.
(5) Accelerated depreciation and amortization for restructured PP&E and intangible assets.
(6) Foreign currency transaction losses (gains).
(7) Impact on a with and without basis. Six monhs ended April 30, 2018 includes $6.5 million adjustment related to the Tax Cuts and Jobs Act.

QUANEX BUILDING PRODUCTS CORPORATION
Segment Reconciliation
(In thousands)
(Unaudited)

The following tables reconcile the Company's segment presentation to account for the transfer of operating facilities from the North American Engineered Components segment to the Cabinet Components segment, as previously reported in our earnings release for the three- and six-months ended April 30, 2017, to the current presentation:

	NA Engineered Components	EU Engineered Components	NA Cabinet Components	Unallocated Corp & Other	Total
Three months ended April 30, 2017
As previously reported
Net sales	$116,410	$34,205	$59,147	$(629)	$209,133
Cost of sales	88,424	23,764	50,281	(337)	162,132
Selling, general and administrative	13,466	5,198	4,401	3,851	26,916
Restructuring costs	914	-	166	-	1,080
Depreciation and amortization	8,669	2,306	3,265	140	14,380
Operating income (loss)	$4,937	$2,937	$1,034	$(4,283)	$4,625

Reclassification
Net sales	$(5,245)	$-	$5,933	$(688)	$-
Cost of sales	(4,092)	-	4,780	(688)	-
Selling, general and administrative	(56)	-	56	-	-
Restructuring costs	-	-	-	-	-
Depreciation and amortization	(129)	-	129	-	-
Operating income (loss)	$(968)	$-	$968	$-	$-

Current presentation
Net sales	$111,165	$34,205	$65,080	$(1,317)	$209,133
Cost of sales	84,332	23,764	55,061	(1,025)	162,132
Selling, general and administrative	13,410	5,198	4,457	3,851	26,916
Restructuring costs	914	-	166	-	1,080
Depreciation and amortization	8,540	2,306	3,394	140	14,380
Operating income (loss)	$3,969	$2,937	$2,002	$(4,283)	$4,625

Six months ended April 30, 2017
As previously reported
Net sales	$227,483	$65,774	$112,144	$(1,172)	$404,229
Cost of sales	174,817	46,302	96,518	(558)	317,079
Selling, general and administrative	27,201	9,970	8,511	8,679	54,361
Restructuring costs	1,480	-	739	-	2,219
Depreciation and amortization	18,747	4,362	6,400	277	29,786
Operating income (loss)	$5,238	$5,140	$(24)	$(9,570)	$784

Reclassification
Net sales	$(10,235)	$-	$11,566	$(1,331)	$-
Cost of sales	(8,507)	-	9,838	(1,331)	-
Selling, general and administrative	(260)	-	260	-	-
Restructuring costs	-	-	-	-	-
Depreciation and amortization	(269)	-	269	-	-
Operating income (loss)	$(1,199)	$-	$1,199	$-	$-

Current presentation
Net sales	$217,248	$65,774	$123,710	$(2,503)	$404,229
Cost of sales	166,310	46,302	106,356	(1,889)	317,079
Selling, general and administrative	26,941	9,970	8,771	8,679	54,361
Restructuring costs	1,480	-	739	-	2,219
Depreciation and amortization	18,478	4,362	6,669	277	29,786
Operating income (loss)	$4,039	$5,140	$1,175	$(9,570)	$784

QUANEX BUILDING PRODUCTS CORPORATION
SELECTED SEGMENT DATA
(In thousands)
(Unaudited)

This table provides operating income (loss), EBITDA, and Adjusted EBITDA by reportable segment. Non-operating expense and income tax expense are not allocated to the reportable segments.

	NA Engineered Components	EU Engineered Components	NA Cabinet Components	Unallocated Corp & Other	Total
Three months ended April 30, 2018
Net sales	$114,157	$38,824	$62,668	$(1,437)	$214,212
Cost of sales	88,130	27,589	54,101	(1,079)	168,741
Selling, general and administrative	13,422	6,255	4,522	(416)	23,783
Restructuring charges	238	-	4	-	242
Depreciation and amortization	6,808	2,527	3,839	136	13,310
Operating income (loss)	5,559	2,453	202	(78)	8,136
Depreciation and amortization	6,808	2,527	3,839	136	13,310
EBITDA	12,367	4,980	4,041	58	21,446
Transaction related costs	-	-	-	2	2
Restructuring charges	238	-	4	-	242
Adjusted EBITDA	$12,605	$4,980	$4,045	$60	$21,690
Adjusted EBITDA Margin %	11.0%	12.8%	6.5%		10.1%

Three months ended April 30, 2017
Net sales	$111,165	$34,205	$65,080	$(1,317)	$209,133
Cost of sales	84,332	23,764	55,061	(1,025)	162,132
Selling, general and administrative	13,410	5,198	4,457	3,851	26,916
Restructuring charges	914	-	166	-	1,080
Depreciation and amortization	8,540	2,306	3,394	140	14,380
Operating income (loss)	3,969	2,937	2,002	(4,283)	4,625
Depreciation and amortization	8,540	2,306	3,394	140	14,380
EBITDA	12,509	5,243	5,396	(4,143)	19,005
Transaction related costs	-	-	-	232	232
Mexico restructuring, loss on sale of fixed assets	-	-	(67)	-	(67)
One-time employee benefit adjustment	-	-	188	-	188
Restructuring charges	914	-	166	-	1,080
PPA-Inventory Step-up	-	90	-	-	90
Adjusted EBITDA	$13,423	$5,333	$5,683	$(3,911)	$20,528
Adjusted EBITDA Margin %	12.1%	15.6%	8.7%		9.8%

Six months ended April 30, 2018
Net sales	$216,883	$72,820	$118,590	$(2,415)	$405,878
Cost of sales	168,157	52,421	104,311	(1,708)	323,181
Selling, general and administrative	27,246	11,683	9,310	(380)	47,859
Restructuring charges	489	-	119	-	608
Depreciation and amortization	13,819	4,976	7,525	263	26,583
Operating income (loss)	7,172	3,740	(2,675)	(590)	7,647
Depreciation and amortization	13,819	4,976	7,525	263	26,583
EBITDA	20,991	8,716	4,850	(327)	34,230
Transaction related costs	-	-	-	14	14
Restructuring charges	489	-	119	-	608
Adjusted EBITDA	$21,480	$8,716	$4,969	$(313)	$34,852
Adjusted EBITDA Margin %	9.9%	12.0%	4.2%		8.6%

Six months ended April 30, 2017
Net sales	$217,248	$65,774	$123,710	$(2,503)	$404,229
Cost of sales	166,310	46,302	106,356	(1,889)	317,079
Selling, general and administrative	26,941	9,970	8,771	8,679	54,361
Restructuring charges	1,480	-	739	-	2,219
Depreciation and amortization	18,478	4,362	6,669	277	29,786
Operating income (loss)	4,039	5,140	1,175	(9,570)	784
Depreciation and amortization	18,478	4,362	6,669	277	29,786
EBITDA	22,517	9,502	7,844	(9,293)	30,570
Transaction related costs	-	-	-	292	292
Mexico restructuring, loss on disposal of fixed assets	-	-	190	-	190
One-time employee benefit adjustment	-	-	188	-	188
Restructuring charges	1,480	-	739	-	2,219
PPA-Inventory Step-up	-	104	-	-	104
Adjusted EBITDA	$23,997	$9,606	$8,961	$(9,001)	$33,563
Adjusted EBITDA Margin %	11.0%	14.6%	7.2%		8.3%

QUANEX BUILDING PRODUCTS CORPORATION
SALES ANALYSIS
(In thousands)
(Unaudited)

	Three Months Ended		Six Months Ended
	April 30, 2018	April 30, 2017 (1)	April 30, 2018	April 30, 2017 (1)

NA Engineered Components:
United States - fenestration (2)	$97,005	$92,327	$184,787	$182,039
International - fenestration	8,897	8,646	15,906	14,986
United States - non-fenestration (3)	4,697	6,698	8,843	12,529
International - non-fenestration	3,558	3,494	7,347	7,694
	$114,157	$111,165	$216,883	$217,248
EU Engineered Components (4):
United States - fenestration	$-	$79	$-	$114
International - fenestration (5)	32,847	30,536	62,716	59,441
International - non-fenestration	5,977	3,590	10,104	6,219
	$38,824	$34,205	$72,820	$65,774
NA Cabinet Components:
United States - fenestration	$3,403	$3,363	$6,850	$6,696
United States - non-fenestration (6)	58,698	60,965	110,703	115,655
International - non-fenestration	567	752	1,037	1,359
	$62,668	$65,080	$118,590	$123,710
Unallocated Corporate & Other:
Eliminations	$(1,437)	$(1,317)	$(2,415)	$(2,503)
	$(1,437)	$(1,317)	$(2,415)	$(2,503)

Net Sales	$214,212	$209,133	$405,878	$404,229

(1) Updated to reflect transfer of operating facilities from NA Engineered Components to NA Cabinet Components. See Reconciliation for additional details.
(2) Reflects the loss of revenue associated with eliminated products of $3.3 million and $9.1 million for the three and six months ended April 30, 2018.
(3) Reflects the loss of revenue associated with eliminated products of $2.8 million and $4.7 million for the three and six months ended April 30, 2018.
(4) Reflects a gain of $3.6 million and $6.8 million in revenue associated with foreign currency exchange rate impacts for the three and six months ended April 30, 2018.
(5) Reflects loss of revenue associated with eliminated products of $2.1 million and $4.5 million for the three and six months ended April 30, 2018.
(6) Reflects the loss of revenue associated with eliminated products of $1.3 million and $3.7 million for the three and six months ended April 30, 2018.